UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2007

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On October 25, 2007, the registrant entered into agreements with certain investors pursuant to which the registrant will issue and sell an aggregate of 3,383,335 shares of its common stock, par value $0.001 per share (the “Shares”), at a price of $9.00 per Share for aggregate gross proceeds of $30,450,015 before placement agent fees and offering expenses. The issuance and sale of the Shares is expected to close on October 30, 2007.

Lehman Brothers Inc. and UBS Investment Bank acted as joint-lead placement agents for the registrant in the private placement of the Shares and Oppenheimer & Co. Inc., Leerink Swann LLC and Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as co-placement agents for the registrant in the private placement. The placement agents’ fees totaled approximately $2.1 million.

The Shares have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The registrant relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and the rules and regulations promulgated thereunder. The Shares were offered and sold only to “qualified institutional buyers” as such term in defined in Rule 144A under the Securities Act or “accredited investors” as such term is defined in Rule 501 under the Securities Act.

Within 15 days of the closing of the issuance and sale of the Shares, the registrant must prepare and file with the Securities and Exchange Commission at the registrant’s expense a registration statement on Form S-3 for the purpose of registering for resale all of the Shares. The registrant must use its best efforts to cause such registration to be declared effective within 75 days of its filing or sooner in some circumstances. If the registrant fails to file the registration statement in accordance with the terms of the agreements with the purchasers of the Shares or if the registration statement is not declared effective by the Securities and Exchange Commission by the applicable deadline specified in such agreements, the registrant will be obligated to pay the purchasers liquidated damages at the rate of 1% of the purchase price of the Shares for each 30-day period until such event has been remedied.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of purchase agreement entered into in connection with the private placement, which is attached hereto as Exhibit 99.1, and is hereby incorporated by reference herein.

A copy of the press release announcing the private placement is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein.

Neither this current report nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the registrant.

Item 8.01	Other Events

The registrant has announced that it has reaffirmed its updated financial guidance for 2007 as reported in a press release issued on August 6, 2007, which was furnished as Exhibit 99.1 to a current report on Form 8-K filed by the registrant on August 6, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Form of Purchase Agreement, dated October 25, 2007, by and between the registrant and the various purchasers of the Shares.

99.2	Press release, dated October 26, 2007.

Forward Looking Statements

Except for historical information contained in this current report, including the exhibits hereto, the matters set forth in this current report and such exhibits contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the registrant’s ability to complete the transactions described in this current report and such exhibits, as well as other risks described from time to time in the registrant’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Clarke W. Neumann
Date: October 26, 2007		Clarke W. Neumann
Vice President and General Counsel

INDEX TO EXHIBITS

99.1	Form of Purchase Agreement, dated October 25, 2007, by and between the registrant and the various purchasers of the Shares.

99.2	Press release, dated October 26, 2007.